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                                                                       Exhibit 9

                                   Exhibit C

                               SECURITY AGREEMENT


          This Security Agreement (the "Security Agreement") is made and entered into as of May __, 1996 by and between Cooper Development Company ("Pledgor") and Theodore H. Kruttschnitt and Parker G. Montgomery (individually, a "Pledgee" and, collectively, the "Pledgees").

          In order to induce Pledgees (1) to enter into that certain Note and Warrant Purchase Agreement dated May __ 1996 (the "Agreement"), by and among Pledgor and Pledgees, which provides for the provision of a $2,000,000 line of credit by Pledgees to Pledgor to be secured by a security interest in all of the issued and outstanding shares of the capital stock of Cabot Laboratories, Inc., a New York corporation, (the "Shares"), Pledgor and Pledgee hereby covenant and agree as follows:

          1.  Pledge of Stock.
              ---------------


          1.1  Grant of Security Interest.  As security for the full and prompt
               --------------------------
performance of the Obligations, as defined in Section 1.2, Pledgor hereby assigns, transfers, pledges and grants to Theodore H. Kruttschnitt and Parker G. Montgomery, and both of them, a first priority security interest in the Shares, and delivers to Pledgees for handling pursuant to the Joint Escrow Instructions the certificates for the Shares, duly endorsed in blank, representing the number of Shares owned by Pledgor, which is set forth beside Pledgor's name on the signature page hereof, together with all proceeds thereof, additions thereto and substitutions therefor, including without limitation any and all new or substituted or additional shares, other securities, cash or other properties distributed with respect to the foregoing stock or other securities subject to this Security Agreement whether as a result of merger, consolidation, dissolution, reorganization, recapitalization, interest payment, stock split, stock dividend, reclassification, redemption or any other change declared or made in the capital structure of Cabot Laboratories, Inc. (the "Company"), or otherwise (the "Collateral").

          1.2  Obligations Secured.  The pledge of the Collateral is made by
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Pledgor to secure performance of each and every obligation of the Company under, and the payment of all amounts required to be paid to Pledgee by or on behalf of the Company pursuant to, and when due according to the tenor of, (i) all notes issued pursuant to those certain Note Purchase Agreements dated as of December 11, 1992, February 24, 1993, May 28, 1993, October 15, 1993 and October 29, 1993
between the Pledgor and Theodore H. Kruttschnitt and/or Parker G. Montgomery,
(ii) all notes issued pursuant to the Note and Warrant Purchase Agreement dated


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November 10, 1995 between the Pledgor and the Pledgees and (iii) all notes issued pursuant to the Agreement (the "Obligations").


          2. Events of Default. Each of the following shall constitute an "Event
             -----------------
of Default" under this Security Agreement:

             2.1 Non-Payment of Amounts Due under the Obligations. Default, and
                 ------------------------------------------------
continuance thereof for ten days, in the payment when due of any amounts due under the Obligations and the failure of Pledgor to honor its obligations thereunder within such period.

             2.2  Bankruptcy, Insolvency.  Pledgor's or the Company's (i)
                  ----------------------
insolvency; (ii) failure to pay or admission in writing of inability to pay, its debts as they become due; (iii) application for, consent to, or acquiescence in the appointment of a trustee, receiver or other custodian for it or any of its property; (iv) assignment for the benefit of creditors; (v) in the absence of such application, consent or acquiescence, the appointment of a trustee, receiver or other custodian for it or for a substantial part of its property which is not discharged within 30 days; or (vi) any bankruptcy, reorganization, debt arrangement, or the commencement of any other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding by, against or in respect of it and if such case or proceeding is not commenced by it, Pledgor or the Company consents or acquiesces to such case or it remains for 30 days without dismissal.

             2.3 Breach of Security Agreement. Failure by Pledgor to comply with
                 ----------------------------
or to perform any material provision of this Security Agreement (other than Events of Default enumerated in the preceding provisions of this Section 2) and continuance of such failure for more than 30 days after notice thereof to Pledgor from a Pledgee.

             2.4 Warranties. Any warranty made by Pledgor herein is breached or
                 ----------
is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished to Pledgees by Pledgor is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          3.  Effect of Default.  Upon the occurrence of any one or more of the
              -----------------
Events of Default, Pledgees, and both of them, shall thereupon and thereafter have any or all of the rights and remedies to which a secured party is entitled in the event of and after default under the provisions of the California Uniform Commercial Code - Secured Transactions, as amended and in effect on the date hereof. In addition to those rights and remedies, Pledgor agrees that Pledgees may in their sole discretion do or cause to be done any one or more of the following:

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             (a) Proceed to realize upon the Collateral in any manner or priority;

             (b) Sell, assign and deliver all or any part of the Collateral in any manner permitted by law, at any time and from time to time, at public or private sale, with or without demand and with or without notice or advertisement; for cash, upon credit or for future delivery, as Pledgees shall deem appropriate. Pledgees shall be authorized at any such sale (if they deem it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Pledgees shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule or law or statute now existing or hereafter enacted;

             (c) If notice to Pledgor is required, give written notice to Pledgor delivered by certified mail, return receipt requested, ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made;

             (d) At any public sale, bid or become a purchaser of the Collateral or any part thereof at such price as Pledgees deem proper, and hold the same thereafter in its own right, free from any claims of Pledgor or any right of redemption;

             (e) Pledgees shall not be obligated to make any sale of Collateral if they shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Pledgees may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Pledgees until the sale price is paid by the purchaser or purchasers thereof, but Pledgees shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice; and

             (f) As an alternative to exercising the power of sale herein conferred upon it, Pledgees may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

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The parties hereto expressly agree that a private sale of the Collateral conducted in good faith by Pledgees pursuant to the powers created by this
Section 3 shall be "commercially reasonable" within the meaning of Section 9504 of the California Uniform Commercial Code.

     4.  Application of Proceeds of Sale.  The proceeds of sale of
         -------------------------------
Collateral sold pursuant to Section 3 hereof shall be applied by Pledgees as follows:

           First:  to the payment of the costs and expenses of such sale,
           -----
     including the out-of-pocket expenses of Pledgees and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all advances made by Pledgees for the account of Pledgor hereunder and the payment of all costs and expenses incurred by Pledgees in connection with the administration and enforcement of this Agreement ;

           Second:  to the payment or prepayment in full of all amounts due
           ------
     under the Obligations.

     5.   Final Release of Collateral.  Upon payment in full of the amounts due
          ---------------------------
under the Obligations secured hereby, all rights and interest in and to the Collateral shall completely revest in Pledgor and Pledgees will execute and deliver all documents and instruments necessary to accomplish such revesting.

     6.   Representations and Warranties.  Pledgor hereby represents and
          ------------------------------
warrants that, when the Collateral is pledged hereunder:

          6.1  Ownership of Collateral.  Pledgor is the legal and equitable
               -----------------------
owner of the Collateral free and clear of all liens, charges, encumbrances and security interests of every kind and nature other than the lien and security interest granted to Pledgee hereby.

          6.2  No Restrictions.    The authorized capital stock of Cabot
               ---------------
Laboratories, Inc. consists of 2,000 shares, $0.01 par value, of which 1,000 shares representing the Collateral are validly issued and outstanding, fully paid and non assessable. Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Security Agreement, which restricts in any manner the rights of any present or future holder of any of the Shares with respect hereto.

          6.3  Authority to Pledge.  Pledgor has good right and lawful authority
               -------------------
to pledge the Collateral in the manner hereby done or contemplated.

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          6.4  Governmental Approval.  No consent or approval of any
               ---------------------
governmental body or regulatory authority, or of any securities exchange, will be necessary to the validity of the rights created hereunder which will not have been obtained.

          6.5  Right to Transfer.  Pledgor hereby represents and warrants that
               -----------------
on the date of this Security Agreement it has the absolute right and authority to enter into this Security Agreement and thereby to create in favor of Pledgee a valid and binding security interest in the Collateral, subject to no liens, charges, encumbrances or rights of others.

          6.6  No Transfer, Further Encumbering, Etc.  Pledgor hereby agrees not
               --------------------------------------
to directly or indirectly assign, transfer or convey or further encumber the Collateral or any part thereof or interest therein without the prior written consent of Pledgee.

     7.   Further Assurances.  Upon demand, Pledgor will execute and deliver to
          ------------------
Pledgees such instruments and documents as Pledgees may deem reasonably necessary or advisable to confirm or perfect the rights of Pledgee under this Security Agreement and Pledgees' interest in the Collateral. Pledgor will take all necessary action to preserve and protect the security interest created hereby as a first lien and encumbrance upon the Collateral.

     8.   Notice.  All notices, requests, demands and other communications
          ------
called for or contemplated hereunder ("Notices") shall be made in accordance with Section 9.5 of the Note and Warrant Purchase Agreement dated May __, 1996 between the Company and Pledgees.

     9.   Binding Effect.  This Security Agreement shall be binding upon and
          --------------
inure to the benefit of the successors and assigns of each of the parties hereto.

     10.  Entire Agreement.  This Security Agreement, together with the Note and
          ----------------
Warrant Purchase Agreement and the other instruments, agreements and documents contemplated thereby, represent the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and negotiations. This Security Agreement may not be amended, supplemented or otherwise modified except in a writing signed by the parties hereto.

     11.  Counterparts.  This Security Agreement may be executed simultaneously,
          ------------
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.  Headings.  The headings in this Security Agreement are for the purpose
          --------
of reference only and shall not limit or otherwise affect the terms or provisions hereof.

     13.  No Waiver.  The rights, powers and remedies given to Pledgees by this
          ---------
Security Agreement shall be in addition to all the rights, powers and remedies given to or now or hereafter existing in Pledgees by virtue of the Agreement, the Obligations and any applicable statute or rule of law; each and every right, power and remedy, whether herein specifically given or otherwise existing, may be exercised from time to time and so often and in such order as may be deemed expedient by Pledgees, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. Any forbearance or failure or delay by Pledgees in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.

     14.  Power of Attorney.  Pledgor hereby irrevocably appoints Pledgees, and
          -----------------
both of them, with full power of substitution, its attorneys-in-fact to do any act which Pledgor is obligated hereby to do, to exercise such rights as Pledgor might exercise with respect to the Collateral and to execute and file in Pledgor's name any financing statements and amendments thereto required or advisable to protect Pledgees' security interest hereunder.

     15.  Applicable Law.  This Security Agreement shall be construed and
          --------------
enforced in accordance with the laws of the State of California. If any portion of this Security Agreement is determined to be unenforceable because it is contrary to law or for any other reason, such provision shall be deemed to be severable, and this Security Agreement shall remain in full force and effect as if such provision were not included herein.

     16.  Certain Agreements and Warranties of Pledgor.
          --------------------------------------------

          (a) Continuous Security Interest.  Pledgor hereby agrees that, until
              ----------------------------
payment in full of all amounts due under the Obligations in accordance with the terms of the Obligations and performance in full of all of the Obligations and the covenants, conditions and agreements of Pledgor hereunder, all rights, powers and remedies granted to Pledgees hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time, irrespective of the fact that payment of any amount owing under the Obligations or otherwise may have become barred by any statute of limitations, Pledgor hereby waiving the right to plead any statute of limitations to the full extent permitted by law.

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          (b) Waiver of Notice.  Pledgor hereby agrees that Pledgees shall be
              ----------------
under no duty or obligation whatsoever to make or give any presentments, demands for performance, notice of nonperformance, protests, notice of protest or notices of dishonor hereunder or in connection with the Collateral or any obligations, evidences of indebtedness at any time constituting any part of the Collateral, or in connection with the Obligations or other obligations secured hereby.

          (c) Waiver of Marshalling Rights.  Pledgor hereby waives any right to
              ----------------------------
require Pledgees to proceed against any person, proceed against or exhaust any Collateral or pursue any other remedy in Pledgees' power, or to pursue any of such rights, if any, in any particular order or manner, and waive any defenses arising by reason of any disability or other defense of any other person.

          (d) Other Waivers.  Pledgor hereby waives all provisions of law
              -------------
pertaining to pledges and sales to the extent contrary hereto (excepting those provisions of law expressly hereby incorporated herein).

     The parties have duly executed this Security Agreement as of the date first written above.

PLEDGOR                             Number of Shares of Common
                                    Stock of Cabot Laboratories, Inc.:  1,000

By:______________________________

Name:____________________________

Title:____________________________


PLEDGEES

______________________________
Theodore H. Kruttschnitt


______________________________
Parker G. Montgomery

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